Exhibit 10.19(b)

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of May 9, 2014, by each of the undersigned entities, and their respective successors and permitted assigns (each, a “Guarantor” and collectively, the “Guarantor”), whose addresses for notice purposes are set forth on the signature page hereto, for the benefit of REGIONS BANK (“the Lender”), and its Affiliates (the Lender and its Affiliates, together with their successors and assigns, herein sometimes collectively called “Beneficiaries”). Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Loan Agreement (as defined herein).

INTRODUCTORY PROVISIONS:

A. Quest Resource Management Group, LLC, a Delaware limited liability company (formerly known as Quest Recycling Services, LLC) (“Quest” or “Borrower”) and the Lender have previously executed a Loan Agreement.

B. It is expressly understood among Quest, each Guarantor, and the Lender that the execution and delivery of this Guaranty is a condition precedent to the Lender’s continued obligation to make loans or extend credit under the Loan Agreement and is an integral part of the transactions contemplated thereby.

C. Each Guarantor is an Affiliate of Quest and the extension of credit to Quest is a substantial and direct benefit to each Guarantor.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby guarantees to Beneficiaries the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:

Section 1 DEFINITIONS. As used in this Guaranty, the following terms have the following meanings:

Applicable Law: As to any Guarantor, each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to the Guarantor.

Borrower: Quest, and without limitation, its successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws (hereinafter defined) from time to time in effect.

GUARANTY– Page 1

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other Applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Dispute: Any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to the Lender in connection herewith, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the foregoing documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the foregoing documents.

Obligations: All obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to the Lender or Affiliates of the Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, which relate to the obligations, indebtedness, and liabilities under this Agreement, the Loan Agreement, any Swap Contract, the other Loan Documents (as defined in the Loan Agreement), any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

Guaranteed Obligations: The Obligations and the Guaranteed Performance Obligations.

Guaranteed Performance Obligations: All of the obligations of Borrower and each Guarantor under the Loan Documents other than an obligation to pay money.

Loan Agreement: That certain Loan Agreement dated as of December 15, 2010, by and between Quest and Lender, as renewed, extended, restated, amended, supplemented, waived or replaced from time to time.

Section 2 PAYMENT. Each Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Obligations. This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by any Beneficiary in stages or installments. The guaranty of each Guarantor as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection. Each Guarantor acknowledges and agrees that each Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Borrower or any other party. Each Guarantor agrees that if all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, each Guarantor shall, immediately upon demand by a Beneficiary, pay the amount due on the Guaranteed Obligations to such Beneficiary at Beneficiary’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be made, given and received in accordance with the notice provisions hereof.

Section 3 PERFORMANCE. Each Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries the timely performance of the Guaranteed Performance Obligations. If any of the Guaranteed Performance Obligations of Borrower are not satisfied or complied with in any respect whatsoever, and without the necessity of any notice from a Beneficiary to any Guarantor, each Guarantor agrees to indemnify and hold Beneficiaries harmless from any and all loss, cost, liability or expense that Beneficiaries may suffer by any reason of any such non-performance or non-compliance, other than those matters expressly caused by the gross negligence or willful misconduct of any of the Beneficiaries. The obligations and liability of each Guarantor under this Section 3 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2 of this Guaranty.

Section 4 PRIMARY LIABILITY OF EACH GUARANTOR.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Each Guarantor is and shall be jointly and severally liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.

(b) In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, each Guarantor shall promptly pay the amount due thereon to Beneficiaries without notice or demand, of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for any Beneficiary in order to enforce such payment and performance by each Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Borrower or others liable on the Guaranteed Obligations, including any other guarantor, or to enforce any rights, remedies, powers, privileges or benefits of any Beneficiary against any Collateral, or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of Beneficiaries covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of any Beneficiary against any party hereto. Any time that a Beneficiary is entitled to exercise its rights or remedies hereunder, such Beneficiary may in its discretion elect to demand payment and/or performance. If a Beneficiary elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If a Beneficiary elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

(d) Notwithstanding any provision of this Guaranty or any other Loan Document, no Guarantor hereunder shall be deemed to be a guarantor of any Obligations that arise pursuant to a Swap Contract if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, the “ECP Rules”) to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable Law or regulation. This Section 4(d) shall not affect any Guaranteed Obligations of such Guarantor other than Obligations that arise pursuant to a Swap Contract, nor shall it affect the Guaranteed Obligations of any Guarantor who qualifies as an “Eligible Contract Participant”.

Section 5 OTHER GUARANTEED DEBT. If any Guarantor becomes liable for any indebtedness owing by Borrower to Beneficiaries, or any or some of them, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that Beneficiaries may ever have against any Guarantor. The exercise by Beneficiary of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by such Beneficiary or any other Beneficiary.

Section 6 SUBROGATION. Until the Guaranteed Obligations have been paid, in full, each Guarantor hereby covenants and agrees that it shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies or Liens of Beneficiaries or any other beneficiary against Borrower or its Affiliates or any other guarantor of the Guaranteed Obligations or any collateral or other security, or (b) unless such rights are expressly made subordinate to the Guaranteed Obligations (in form and upon terms acceptable to the Lender) and the rights or remedies of Beneficiaries under this Guaranty and the Loan Documents, any right of recourse, reimbursement, contribution, indemnification, or similar right against Borrower or its Affiliates or any other guarantor of all or any part of the Guaranteed Obligations.

Section 7 SUBORDINATED DEBT. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower or its Affiliates to each Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to each Guarantor, or held or to be held by any Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full and all commitments to lend under the Loan Documents have terminated, each Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time an Event of Default has occurred and is continuing; and, in the event any Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Beneficiaries and forthwith turn it over to Beneficiaries in the form received, to be applied to the Guaranteed Obligations.

Section 8 OBLIGATIONS NOT TO BE DIMINISHED. Each Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of each Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Borrower, any other Guarantor, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, any Guarantor or any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by any Beneficiary to Borrower, any Guarantor, any other guarantor or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of any Beneficiary to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower or any other party to any Beneficiary is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason any Beneficiary is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any portion of the Guaranteed Obligations; (j) the non-perfection of any security interest or Lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of any Beneficiary to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any Guarantor other than payment.

Section 9 WAIVERS. Each Guarantor waives (a) any right to revoke this Guaranty with respect to future indebtedness; (b) any right to require any Beneficiary to do any of the following before any Guarantor is obligated to pay the Guaranteed Obligations or before any Beneficiary may proceed against any Guarantor: (i) sue or exhaust remedies against Borrower and other guarantors or obligors, (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies, or (iii) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of such Beneficiary’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (d) if any Guarantor and Borrower (or a third-party) have each pledged assets to secure the Guaranteed Obligations, any right to require any Beneficiary to proceed first against the other collateral before proceeding against collateral pledged by any Guarantor; (e) except as expressly required hereby or by any Applicable Law, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by any Beneficiary against Borrower or any other Person, any notice to any party liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (f) each of the foregoing rights or defenses regardless whether they arise under (i) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, (iv) common law, in equity, under contract, by statute, or otherwise; and (g) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

Section 10 INSOLVENCY. Should any Guarantor become insolvent, or fail to pay such Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of Beneficiaries granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between such Guarantor and Beneficiaries, a fully matured, due, and payable obligation of such Guarantor to Beneficiaries (without regard to whether Borrower is then in default under the Loan Agreement or whether the Guaranteed Obligations, or any part thereof is then due and owing by Borrower to Beneficiaries), payable in full by such Guarantor to Beneficiaries upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

Section 11 TERMINATION. Each Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations have been paid in full. If at any time any payment of the principal of or interest or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 12 REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as follows (each as to themselves only):

(a) Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by Debtor Relief Laws or other laws of general application relating to the enforcement of creditor’s rights.

(b) The execution, delivery, and performance by Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, Governmental Authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (as defined in the Loan Agreement) upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties are bound.

(c) No authorization, approval, or consent of, and no filing or registration with, any court, Governmental Authority, or third party is necessary for the execution, delivery, or performance by any Guarantor of this Guaranty or the validity or enforceability thereof that has not been obtained.

(d) Guarantor has, independently and without reliance upon any Beneficiary and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty, and Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and Guarantor is not relying upon any Beneficiary to provide (and no Beneficiary shall have duty to provide) any such information to Guarantor either now or in the future.

Section 13 MUTUAL BENEFIT. The value of the consideration received and to be received by each Guarantor is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit each Guarantor directly or indirectly.

Section 14 COVENANTS. To the extent not already required by the Loan Agreement, so long as this Guaranty remains in full force and effect, each Guarantor shall, unless Beneficiaries shall otherwise consent in writing:

(a) Furnish to Beneficiaries written notice of the occurrence of any Default (as defined in the Loan Agreement) promptly upon obtaining knowledge thereof.

(b) Furnish to Beneficiaries such additional information concerning any Guarantor, Borrower or any other Person under the control of any Guarantor as Beneficiaries may reasonably request.

(c) Obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all Applicable Laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty and will promptly furnish copies thereof to Beneficiaries.

Section 15 REPORTING REQUIREMENTS. To the extent not already required by the Loan Agreement, so long as this Guaranty remains in full force and effect, each applicable Guarantor shall, unless Beneficiaries shall otherwise consent in writing:

(a) Furnish to Beneficiaries as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Quest Resource Holding Corporation, a copy of the annual audited report of Quest Resource Holding Corporation and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the annual period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by independent certified public accountants of recognized standing acceptable to the Lender, to have been prepared in accordance with GAAP and containing no material qualifications or limitations on scope and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Quest Resource Holding Corporation and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

(b) Furnish to Beneficiaries as soon as available, and in any event within forty five (45) days after the end of each calendar quarter, a copy of an unaudited financial report of Quest Resources Holding Corporation and its Subsidiaries as of the end of such calendar quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income, and retained earnings, all in reasonable detail certified by the chief financial officer, treasurer or comparable officer of Quest Resources Holding Corporation to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of such entities, on a consolidated basis, at the date and for the periods indicated therein.

Section 16 NO FRAUDULENT TRANSFER. It is the intention of each Guarantor and Beneficiaries that the amount of the Guaranteed Obligations guaranteed by each Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to each Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by each Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render any Guarantor insolvent, (b) result in the fair saleable value of the assets of any Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave any Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 16, are determined under Applicable Law, if the obligations of any Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

Section 17 SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of Beneficiaries and their successors and assigns, and, in the event of an assignment of the Guaranteed Obligations in accordance with the provisions of the Loan Agreement, or any part thereof, the rights and remedies hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on each Guarantor, and its successors and permitted assigns; provided that, no Guarantor may assign its obligations under this Guaranty without obtaining the prior written consent of the Lender, and any assignment purported to be made without the prior written consent of the Lender shall be null and void.

Section 18 LOAN AGREEMENT. The Loan Agreement, and all of the terms thereof, is incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Beneficiaries may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty.

Section 19 AMENDMENTS. No amendment or waiver of any provision herein nor consent to any departure therefrom by each Guarantor shall be effective unless the same shall be in writing and signed by Beneficiaries, and then, such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 20 SETOFF RIGHTS. Beneficiaries shall have the right to set off and apply against this Guaranty or the Guaranteed Obligations or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from any Beneficiary to any Guarantor whether or not the Guaranteed Obligations are then due and irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty. As security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Beneficiaries a security interest in all money, instruments, certificates of deposit, and other property of each Guarantor now or hereafter held by Beneficiaries, including, without limitation, property held in safekeeping. In addition to Beneficiaries’ right of setoff and as further security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Beneficiaries a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of each Guarantor now or hereafter on deposit with or held by Beneficiaries or any or some of them and all other sums at any time credited by or owing from each Beneficiary to each Guarantor. The rights and remedies of Beneficiaries hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Beneficiaries may have.

Section 21 TIME OF ESSENCE. Time shall be of the essence in this Guaranty with respect to each Guarantor’s obligations hereunder.

Section 22 GOVERNING LAW; VENUE; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the Applicable Laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Borrower or any Guarantor under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Each of Borrower and Guarantor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower and each Guarantor agree that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of the Loan Agreement. Nothing herein or in any of the other Loan Documents shall affect the right of the Lender to serve process in any other manner permitted by law or shall limit the right of the Lender to bring any action or proceeding against Borrower or any Guarantor or with respect to any of its Property in courts in other jurisdictions. Any action or proceeding by Borrower or any Guarantor against the Lender shall be brought only in a court located in Dallas County, Texas.

Section 23 COUNTERPARTS. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original (including electronic copies), and all of which taken together shall constitute but one and the same instrument.

Section 24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY ANY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.

Section 25 NO ORAL AGREEMENTS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 26 THE LENDER ACTS FOR BENEFICIARIES. The Lender shall (absent written notification by a Beneficiary to the contrary) act for all Beneficiaries for the purposes of making demands hereunder, obtaining information, amending or waiving provisions hereof and otherwise taking action on behalf of the Beneficiaries, and (absent written notice to the contrary) each Guarantor shall be entitled to rely on the authority of the Lender to act for all Beneficiaries without further investigation.

Remainder of page intentionally left blank.

Signature page to follow.

EXECUTED as of the date first above written.

GUARANTOR:

QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation

By:	/s/ Laurie L. Latham
Name: Laurie L. Latham
Title: CFO

Address for Notices:

6175 Main Street, Suite 420
Frisco, Texas 75034
Attn: Laurie L. Latham

with a copy to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
Attn: Robert S. Kant

Signature Page to Guaranty

EARTH911, INC.,
a Delaware corporation

By:	/s/ Laurie L. Latham
Name: Laurie L. Latham
Title: CFO

Address for Notices:

6175 Main Street, Suite 420
Frisco, Texas 75034
Attn: Laurie L. Latham

with a copy to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
Attn: Robert B. Kant

Signature Page to Guaranty